                                                                    Exhibit 4(I)


================================================================================
================================================================================


                               ALLEN TELECOM INC.
                                 as the Borrower


                            THE LENDERS NAMED HEREIN
                                 as the Lenders


                               BANK ONE, MICHIGAN
                           as the Documentation Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                           as the Administrative Agent


                              ---------------------

                                 AMENDMENT NO. 7
                                   dated as of
                                December 31, 2001
                                       to
                              the CREDIT AGREEMENT
                                   dated as of
                                December 31, 1998
                              ---------------------

================================================================================
================================================================================

                       AMENDMENT NO. 7 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT, is dated as of December 31, 2001 (this "Amendment"), among the following:

         (i) ALLEN TELECOM INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower");

         (ii) the Lenders party to the Credit Agreement, as hereinafter defined;

         (iii) BANK ONE, MICHIGAN (successor in interest to NBD Bank) as a Lender and as Documentation Agent (the "Documentation Agent"); and

         (iv) KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender and as the Administrative Agent and the Collateral Agent under the Credit Agreement (the "Administrative Agent"):

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement, dated as of December 31, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the capitalized terms defined therein are used herein as so defined).

         (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         Section 1. AMENDMENTS.

         1.1. AMENDED DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Applicable Facility Fee Rate", "Applicable Margin", "Guaranty", "Material Subsidiary", "Pricing Grid Table" "Security Documents" and "Total General Revolving Commitments" therefrom and to insert in place thereof, respectively, the following:

                  "Applicable Facility Fee Rate" shall mean:

                  (a) for any date prior to December 31, 2001, as determined in accordance with Section 4.1(a)(ii) of this Agreement as in effect prior to December 31, 2001;

                  (b) from December 31, 2001 through April 30, 2002, 50 basis points; and

                  (c) commencing with the fiscal quarter of the Borrower ended March 31, 2002, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Leverage Ratio. Changes in the Applicable Facility Fee Rate shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower; provided, however, that, notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when (i) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or (b), (ii) a Default under Section 10.1(a) shall have occurred and be continuing, or (iii) an Event of Default shall have occurred and be continuing, the Applicable Facility Fee Rate shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Leverage Ratio at such time. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determinations by the Administrative Agent shall be conclusive and binding absent manifest error.

                  "Applicable Margin" shall mean:

                  (a) for any date prior to December 31, 2001, as determined in accordance with Section 2.8(h) of this Agreement as in effect prior to December 31, 2001;

                  (b) from December 31, 2001 through April 30, 2002, (i) 300 basis points for General Revolving Loans that are Eurocurrency Loans, and (ii) 100 basis points for General Revolving Loans that are Prime Rate Loans (provided, however, that, if the Leverage Ratio on December 31, 2001 shall be greater than 4.00 to 1.00, then the interest rate for the time period set forth in this subpart (b) shall be increased in accordance with the levels set forth in the Pricing Grid Table); and

                  (c) commencing with the fiscal quarter of the Borrower ended March 31, 2002, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Leverage Ratio. Changes in the Applicable Margin shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower; provided, however, that, notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, during any period when
         (i) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or (b), (ii) a Default under
         Section 10.1(a) shall have occurred and be continuing, or (iii) an Event of Default shall have occurred and be continuing, the Applicable Margin for Loans shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Leverage Ratio at such time. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determinations by the Administrative Agent shall be conclusive and binding absent manifest error.

                  "Guaranty" shall have the meaning provided in Section 8.10 and shall include each such agreement as it may from time to time be amended, restated or otherwise modified.

                  "Material Subsidiary" shall mean, (a) for purposes of Sections
         8.10 and 8.11, a Subsidiary of Borrower where the total assets of such Subsidiary are greater than Fifty Thousand Dollars ($50,000), and (b) for all other purposes under this Agreement, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

                  "Pricing Grid Table" shall mean the following pricing grid table:


                                                PRICING GRID TABLE
                                            (Expressed in Basis Points)
         -------------------------------- ------------------------- ------------------------- ----------------------
                                             Applicable Margin       Applicable Margin for     Applicable Facility
                                           for Eurocurrency Loans       Prime Rate Loans            Fee Rate
                 Leverage Ratio
         -------------------------------- ------------------------- ------------------------- ----------------------
         Greater than 4.50 to 1.00                 350.00                    150.00                   50.00
         -------------------------------- ------------------------- ------------------------- ----------------------
         Greater than 4.00 to 1.00 but             325.00                    125.00                   50.00
         less than or equal to 4.50 to
         1.00
         -------------------------------- ------------------------- ------------------------- ----------------------
         Greater than 3.50 to 1.00 but             300.00                    100.00                   50.00
         less than or equal to 4.00 to
         1.00
         -------------------------------- ------------------------- ------------------------- ----------------------
         Greater than 3.00 to 1.00 but             275.00                    50.00                    50.00
         less than or equal to 3.50 to
         1.00
         -------------------------------- ------------------------- ------------------------- ----------------------
         Greater than 2.50 to 1.00 but             225.00                     0.00                    37.50
         less than or equal to 3.00 to
         1.00
         -------------------------------- ------------------------- ------------------------- ----------------------
         Less than or equal to 2.50 to             200.00                     0.00                    37.50
         1.00
         -------------------------------- ------------------------- ------------------------- ----------------------

                  "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Intellectual Property Collateral Assignment Agreement, each Mortgage and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

                  "Total General Revolving Commitments" shall mean (a) until the Revised Covenant Date, the Total Commitment Amount, and (b) on and after the Revised

         Covenant Date, the Revised Total Commitment Amount; provided, however, that the Total General Revolving Commitment shall be no greater than the sum of the General Revolving Commitments of the Lenders.

         1.2. NEW DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Approving Lender" shall mean a Lender that shall have (a) provided confirmation to the Administrative Agent by 5:00 P.M. (Cleveland, Ohio time) on January 29, 2002, that it has approved the materials distributed to the Lenders on January 21, 2002, and (b) executed and delivered this Amendment to the Administrative Agent by 5:00 P.M. (Cleveland, Ohio time) on January 31, 2002.

                  "Guarantor of Payment" shall mean a Subsidiary of the Borrower that shall have executed a Guaranty pursuant to Section 8.10(c).

                  "Intellectual Property Collateral Assignment Agreement" shall mean each Intellectual Property Collateral Assignment Agreement executed and delivered to Bank by the Borrower or a Guarantor of Payment, as applicable, on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

                  "Revised Covenant Date" shall mean the date that is three days after the Securities Offering Date.

                  "Revised Total Commitment Amount" shall mean (a) the Total Commitment Amount, less (b) the lesser of (i) sixty percent (60%) of the Securities Offering Net Proceeds, or (ii) Thirty Million Dollars ($30,000,000).

                  "Securities Offering" shall mean the issuance by the Borrower of convertible preferred stock (or any other equity instruments).

                  "Securities Offering Date" shall mean the date on which the Securities Offering shall have occurred and the purchase price paid to the Borrower.

                  "Securities Offering Net Proceeds" shall mean the proceeds of the Securities Offering less underwriting fees, counsel fees and out-of-pocket fees and expenses incurred in connection with the issuance.

                  "Total Commitment Amount" shall mean One Hundred Five Million Dollars ($105,000,000).

         1.3. AMENDMENT TO ADD A NEW SUBPART (G) (SUPPLEMENTAL AMENDMENT FEE) TO
SECTION 4.1 OF THE CREDIT AGREEMENT. Section 4.1 of the Credit Agreement is hereby amended to add a new subpart (g) as follows:

                  (g) Supplemental Amendment Fee. If the Securities Offering Date shall not have occurred prior to June 30, 2002, then the Borrower shall pay, on June 30, 2002, to the Administrative Agent, for the pro rata benefit of the Approving Lenders a supplemental amendment fee in an amount equal to (i) twelve and one-half (12-1/2) basis points times
         (ii) the aggregate amount of the General Revolving Commitments in effect on December 31, 2001, of the Approving Lenders.

         1.4. AMENDMENT TO ADD A NEW SECTION 4.5 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended to add a new Section 4.5 as follows:

                  4.5. Reduction in Commitments Due to Securities Offering. Prior to 3:00 P.M. (Cleveland, Ohio time) on the Securities Offering Date, the Borrower shall provide written notice to the Administrative Agent of the occurrence of the Securities Offering and the amount thereof. As soon thereafter as practicable, the Administrative Agent shall provide to each Lender a Commitment Revision Notice in the form of Exhibit G-1. By 12:00 noon (Cleveland, Ohio time) two days prior to the Revised Covenant Date, each Lender shall complete the Lender Response to Commitment Revision Notice in the Form of Exhibit G-2 and deliver such notice to the Administrative Agent. Unless otherwise agreed in the Lender Response to Commitment Revision Notice, the reduction from the Total Commitment Amount to the Revised Total Commitment Amount shall cause a reduction in the General Revolving Commitment of each Lender to be on a pro rata basis (the "Pro Rata Reduction"). If a Lender responds, in the Lender Response to Commitment Revision Notice, that such Lender would prefer to maintain its General Revolving Commitment at an amount greater than the amount of its General Revolving Commitment that would result from the Pro Rata Reduction (an "Increasing Lender"), then the Administrative Agent shall give notice of a further reduction in General Revolving Commitment to each Lender (a "Reducing Lender") that has requested (on the Lender Response to Commitment Revision Notice) a further reduction in its General Revolving Commitment (on a proportionate basis for each Reducing Lender (based on the amount of its General Revolving Commitment)). If there shall be at least one Increasing Lender and one Reducing Lender, then the Administrative Agent shall calculate the General Revolving Commitments (taking into effect the Pro Rata Reductions and the reallocations of the General Revolving Commitments among the Increasing Lenders and the Reducing Lenders). Prior to 5:00 P.M. (Cleveland, Ohio time) on the day prior to the Revised Covenant Date, the Administrative Agent shall distribute to all Lenders a Supplement to Annex 1 in the form of the attached Annex I - Supplement. To the extent determined necessary by the Administrative Agent, the Borrower shall execute and deliver replacement General Revolving Notes, to be held by the Administrative Agent for delivery to the Lenders upon receipt of such Lenders' existing General Revolving Notes. Upon receipt the Administrative Agent shall deliver to the Borrower the General Revolving Notes that have been replaced. If a Lender fails to complete the Lender Response to Commitment Revision Notice, then the General Revolving Commitment of such Lender shall only be decreased by the Pro Rata Reduction.

         1.5. AMENDMENT TO ADD A NEW SUBPART (H) (MANDATORY PREPAYMENT FROM SECURITIES OFFERING) TO SECTION 5.2 OF THE CREDIT AGREEMENT. Section 5.2 of the Credit Agreement is hereby amended to add a new subpart (h) as follows:

                  (h) Mandatory Prepayment from Securities Offering. No later than one day after the Securities Offering Date, the Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, the lesser of
         (i) sixty percent (60%) of the Securities Offering Net Proceeds, or
         (ii) Thirty Million Dollars ($30,000,000), provided that the Borrower shall not be liable to the Lenders for breakage fees payable pursuant to Section 2.11(ii) if such mandatory prepayment is made fewer than ten days prior to the last day of the Interest Period applicable thereto.

         1.6. AMENDMENT TO CERTAIN FINANCIAL COVENANTS. Sections 9.6, 9.8, 9.9 and 9.10 of the Credit Agreement are hereby amended such that, for any date prior to December 31, 2001, the Borrower shall be required to comply with such sections as in effect prior to the Amendment Effective Date (as defined below), and, on December 31, 2001 and thereafter, such sections shall be amended in their entirety to read, respectively, as follows:

                  9.6. Dividends, etc. On and after December 31, 2001, the Borrower will not (a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower and, so long as no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing, cash dividends to holders of preferred stock issued in connection with the Securities Offering) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise (collectively "Dividends"); or (b) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower (collectively, "Stock Repurchases"), provided that (i) the Borrower may make Stock Repurchases if, immediately prior to and immediately after giving effect to any such Stock Repurchase as described in this subpart (b), (A) no Default under Section 10.1(a) or Event of Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with Section 9.7, (C) the Leverage Ratio shall be less than 3.00 to 1.00, and (D) the Interest Coverage Ratio shall be greater than 2.00 to 1.00; and (ii) if no Default under
         Section 10.1(a) or Event of Default shall have occurred and be continuing, the Borrower may acquire capital stock from officers, employees and members of its board of directors in connection with its employee benefits plans up to an aggregate amount of $3,000,000 during each fiscal year of the Borrower.

                  9.8. Leverage Ratio. The Borrower shall not permit at any time the Leverage Ratio to exceed the maximum permitted for any Testing Period (depending upon whether or not the Revised Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:


         --------------------------------------------------- --------------------------- ------------------------------
                                                              Maximum Amount Permitted    Maximum Amount Permitted on
                                                                prior to the Revised         and after the Revised
                            Time Period                            Covenant Date                 Covenant Date
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2001 through March 30, 2002                   4.10 to 1.00                 4.10 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2002 through June 29, 2002                       5.00 to 1.00                 3.60 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2002 through September 29, 2002                   5.30 to 1.00                 3.90 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2002 through December 30, 2002               4.70 to 1.00                 3.50 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2002 through March 30, 2003                   3.90 to 1.00                 3.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2003 through June 29, 2003                       3.70 to 1.00                 3.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2003 through September 29, 2003                   3.40 to 1.00                 3.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2003 through December 30, 2003               3.20 to 1.00                 3.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2003 and thereafter                           3.00 to 1.00                 3.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------

                  9.9. Minimum Consolidated EBITDA. The Borrower shall not permit at any time Consolidated EBITDA for its Testing Period most recently ended to be less than the minimum amount required (depending upon whether or not the Revised Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:


         --------------------------------------------------- --------------------------- ------------------------------
                                                              Minimum Amount Required     Minimum Amount Required on
                                                                prior to the Revised         and after the Revised
                            Time Period                            Covenant Date                 Covenant Date
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2001 through March 30, 2002                   $38,300,000                   $38,300,000
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2002 through June 29, 2002                       $31,600,000                   $31,600,000
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2002 through September 29, 2002                   $30,000,000                   $29,200,000
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2002 through December 30, 2002               $34,200,000                   $33,100,000
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2002 through March 30, 2003                   $41,500,000                   $38,400,000
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2003 through June 29, 2003                       $43,000,000                   $41,000,000
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2003 through September 29, 2003                   $47,500,000                   $45,000,000
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2003 through December 30, 2003               $52,500,000                   $52,500,000
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2003 and thereafter                           $55,000,000                   $55,000,000
         --------------------------------------------------- --------------------------- ------------------------------

                  9.10. Fixed Charge Coverage Ratio. The Borrower shall not permit at any time the Fixed Charge Coverage Ratio to be less than the minimum required for any Testing

         Period (depending upon whether or not the Revised Covenant Date shall have occurred) pursuant to the table set forth below for the time period set forth below:


         --------------------------------------------------- --------------------------- ------------------------------
                                                             Minimum Required prior to      Minimum Required on and
                                                             the Revised Covenant Date    after the Revised Covenant
                            Time Period                                                              Date
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2001 through March 30, 2002                   1.25 to 1.00                 1.25 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2002 through June 29, 2002                       1.07 to 1.00                 1.07 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2002 through September 29, 2002                   1.00 to 1.00                 1.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2002 through December 30, 2002               1.00 to 1.00                 1.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2002 through March 30, 2003                   1.03 to 1.00                 1.00 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         March 31, 2003 through June 29, 2003                       1.15 to 1.00                 1.05 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         June 30, 2003 through September 29, 2003                   1.20 to 1.00                 1.05 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         September 30, 2003 through December 30, 2003               1.25 to 1.00                 1.10 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------
         December 31, 2003 and thereafter                           1.30 to 1.00                 1.15 to 1.00
         --------------------------------------------------- --------------------------- ------------------------------

         1.7. The Credit Agreement is hereby amended to add new Exhibits G-1 and G-2 in the form of the attached Exhibits G-1 and G-2, respectively.

         Section 2. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. Authorization and Validity of Amendment. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date, as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No Default or Event of Default exists or hereafter will begin to exist.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         2.5. NO CLAIMS. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.

         Section 3. RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         Section 4. BINDING EFFECT.

         This Amendment shall become effective on the date set forth in the opening paragraph of this Amendment (the "Amendment Effective Date"), subject to the satisfaction of the following conditions:

                  (a) the Borrower, the Administrative Agent and the Required Lenders shall have executed this Amendment;

                  (b) the Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Approving Lenders, an amendment fee in an amount equal to (i) twelve and one-half (12-1/2) basis points times
         (ii) the aggregate amount of the General Revolving Commitments in effect on December 31, 2001, of the Approving Lenders;

                  (c) the Borrower shall have paid to the Administrative Agent the agent fees set forth in correspondence dated as of January 21, 2002 from the Administrative Agent to the Borrower;

                  (d) the Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection therewith; and

                  (e) the Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent and the Lenders.

         Section 5.        POST-CLOSING DELIVERIES.

                  (a) On or before February 7, 2002 or such later date as shall have been agreed to in writing by the Administrative Agent:

                           (i) the Borrower shall have caused each Material
                  Subsidiary (as defined in subpart (a) of the Material Subsidiary definition and as listed on Schedule 1 hereto) of the Borrower that is not a Foreign Subsidiary to execute and deliver to the Administrative Agent a Guaranty, in form and substance satisfactory to the Administrative Agent;

                           (ii) the Borrower shall have caused each Material
                  Subsidiary of the Borrower that is not a Foreign Subsidiary to execute and deliver to the Collateral Agent, for the benefit of the Secured Creditors, a Security Agreement, in form and substance satisfactory to the Administrative Agent;

                           (iii) the Borrower shall have executed and delivered
                  to the Collateral Agent, for the benefit of the Secured Creditors, an Intellectual Property Collateral Assignment Agreement, in form and substance satisfactory to the Administrative Agent; and

                           (iv) the Borrower and each Guarantor of Payment shall
                  have provided to the Administrative Agent and the Lenders an officer's certificate certifying the names of the officers of the Borrower and each Guarantor of Payment authorized to sign this Amendment and the Guaranties of Payment and Security Documents to which the Borrower or such Guarantor of Payment is a party, together with the true signatures of such officers and certified copies of the resolutions of the board of directors of the Borrower or such Guarantor of Payment, evidencing approval of the execution and delivery of this Amendment and the Security Documents to which the Borrower and such Guarantor of Payment is a party.

                  (b) On or before April 30, 2002 or such later date as shall have been agreed to in writing by the Administrative Agent, the Borrower shall cause the following items to be delivered to the Collateral Agent, for the benefit of the Secured Creditors:

                           (i) documentation evidencing the pledge by the
                  Borrower (or each Domestic Subsidiary having an interest) of up to sixty-five percent of the outstanding stock of the Foreign Subsidiaries listed on Schedule 2 hereto;

                           (ii) opinions of counsel with respect to the validity
                  and enforceability of the pledges described in subpart (a) hereof, with such opinions to be in form and substance satisfactory to the Administrative Agent;

                           (iii) a mortgage on the real estate owned by the
                  Borrower located in Livonia, Michigan;

                           (iv) an opinion of Michigan counsel with respect to
                  the validity and enforceability of the Mortgage described in subpart (c) hereof, with such opinion to be in form and substance satisfactory to the Administrative Agent; and

                           (v) if required by the Administrative Agent, an
                  amendment to the Security Agreement executed and delivered to the Collateral Agent as of December 31, 1998, amending the definitions set forth therein so as to accommodate the revisions to Article 9 of the UCC, the intent of the parties being to grant to the Collateral Agent a security interest in all personal property of the Borrower, so long as there shall be no pledge of securities of any Foreign

                  Subsidiary in excess of sixty-five percent (65%) of the outstanding stock of such Foreign Subsidiary.

         Section 6. MISCELLANEOUS.

         6.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         6.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6.3. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         6.4. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

         6.5. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.6. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         6.7. WAIVER OF CLAIMS. The Borrower, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         6.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank.]

                  6.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

  ALLEN TELECOM INC.                            KEYBANK NATIONAL ASSOCIATION,
                                                        individually as the Swing Line Lender,
  By:_______________________________                    a  Lender, a Letter of Credit Issuer,
  Name:_____________________________                    and as the Syndication Agent and
  Title:______________________________                  the Administrative Agent

                                                By:__________________________________
                                                       Lawrence A. Mack, Senior Vice
                                                       President

  BANK ONE, MICHIGAN                            FIRSTAR BANK, NATIONAL ASSOCIATION (formerly Star
     (formerly  NBD Bank),                      Bank, National Association)
         individually as a Lender and
         as Documentation Agent                 By:_______________________________
                                                Name:_____________________________
  By:_______________________________            Title:______________________________
  Name:_____________________________
  Title:______________________________

  FIFTH THIRD BANK (formerly Fifth Third Bank,  LaSALLE  BANK NATIONAL ASSOCIATION (formerly LaSalle
  Northeastern Ohio)                            National Bank)

  By:_______________________________            By:_______________________________
  Name:_____________________________            Name:_____________________________
  Title:______________________________          Title:______________________________

  DRESDNER BANK AG,
  New York and Grand Cayman Branches

  By:_______________________________
  Name:_____________________________
  Title:______________________________

   and:_______________________________
  Name:_____________________________
  Title:______________________________


                                               ANNEX I - SUPPLEMENT

---------------------------------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL
                                                               GENERAL              GENERAL                           % OF TOTAL
                                                              REVOLVING            REVOLVING            GENERAL         GENERAL
                                                             COMMITMENTS          COMMITMENT           REVOLVING       REVOLVING
                                                               PRIOR TO            PRIOR TO           COMMITMENTS      COMMITMENT
                                                               REVISED             REVISED            ON REVISED       ON REVISED
                                                               COVENANT            COVENANT            COVENANT         COVENANT
            BANKING INSTITUTIONS                                 DATE                DATE                DATE             DATE

---------------------------------------------------------------------------------------------------------------------------------
KeyBank National Association                                  $30,000,000             28.57
---------------------------------------------------------------------------------------------------------------------------------
Bank One, Michigan                                             25,000,000             23.81
---------------------------------------------------------------------------------------------------------------------------------
Firstar Bank, National Association                             15,000,000             14.29
---------------------------------------------------------------------------------------------------------------------------------
Fifth Third Bank, Northeastern Ohio                            10,000,000              9.52
---------------------------------------------------------------------------------------------------------------------------------
LaSalle Bank National Association                              10,000,000              9.52
---------------------------------------------------------------------------------------------------------------------------------
Dresdner Bank, AG                                              15,000,000             14.29
---------------------------------------------------------------------------------------------------------------------------------
                               Total Commitment Amount      $105,000,000
---------------------------------------------------------------------------------------------------------------------------------
                       Revised Total Commitment Amount
---------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT G-1

                           COMMITMENT REVISION NOTICE

                                                                          [Date]

KeyBank National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio  44114
         Attention:  Large Corporate Group
                     ---------------------

                  Re:      Allen Telecom Inc. Securities Offering
                           --------------------------------------

Ladies and Gentlemen:

         The undersigned, Allen Telecom Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 31, 1998 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 4.5 of the Credit Agreement, that the Securities Offering has occurred, as of the date set forth above, the "Securities Offering Date". The General Revolving Commitments shall be reduced as of the Revised Covenant Date (three days after the Securities Offering Date) by the lesser of (a) sixty percent (60%) of the Securities Offering Net Proceeds or (b) Thirty Million Dollars ($30,000,000). Sixty percent (60%) of the Securities Offering Net Proceeds are $[______________].

                                                Very truly yours,

                                                ALLEN TELECOM INC.


                                                By:  __________________________
                                                      Title:

                                   EXHIBIT G-2

                  LENDER RESPONSE TO COMMITMENT REVISION NOTICE

                                                                          [Date]

KeyBank National Association,
         as Administrative Agent for the Lenders party
         to the Credit Agreement
127 Public Square
Cleveland, Ohio  44114
         Attention:  Large Corporate Group
                     --------------------

                  Re:      Allen Telecom Inc. Securities Offering
                           --------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 4.5 of the Credit Agreement, dated as of December 31, 1998 (as amended from time to time; the capitalized terms being used herein as therein defined), among Allen Telecom Inc., the financial institutions from time to time party thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent, the undersigned Lender hereby requests:

         _____ an increase in its General Revolving Commitment as of the Revised Covenant Date up to $_____ [not to exceed its General Revolving Commitment on the Securities Offering Date]

         _____ a decrease in its General Revolving Commitment as of the Revised Covenant Date

                                             Very truly yours,

                                             -----------------------------


                                             By:
                                                   ----------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                    ---------------------------

                                   SCHEDULE 1

The Allen Group International, Inc.
Allen Telecom Investments, Inc.
Antenna Specialists Co., Inc.
Comsearch Holdings, Inc.
ATI International, Inc.

                                   SCHEDULE 2

Herkules Vierte Verwaltungs GmbH (Germany)*
Mikom Vertriebs und sevice GmbH (Austria)*
Allen Telecom France S.A.*
Allen Telecom Civil Law Partnership Gbr (Germany)*
Allen Telecomuncaoes do Brasil Ltda (Brazil)*
Antespect SA de CV (Mexico)*
Allen Telecom (Mauritius), Holdings, Ltd*
Mikom Italia Srl*


                  *The Administrative Agent is working with foreign counsel to determine the cost of obtaining 65% stock pledges of the above listed companies. In the event that the Administrative Agent determines, in its sole discretion, that the cost of obtaining and perfecting any of the foregoing pledges is impractical or cost prohibitive, then the Administrative Agent may forego such interest.